Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

QNB Corp.
Quakertown, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 30, 2009, relating to the consolidated financial statements of QNB Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

           We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

ParenteBeard LLC
Allentown, Pennsylvania
December 30, 2009